Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 12th day of December, 2021, by and among SVF Investment Corp. 3, a Cayman Islands exempted company (which shall be domesticated as a Delaware corporation prior to the Effective Time) (the “Issuer”) and the undersigned (“Subscriber” or “you”). Unless context otherwise requires, defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, the Issuer, Saturn Acquisition (DE) Corp., a Delaware corporation and wholly owned subsidiary of the Issuer (the “Merger Sub”), Symbotic Holdings LLC, a Delaware limited liability company (the “Company”), and Warehouse Technologies LLC (“Warehouse”), a New Hampshire limited liability company, will, immediately following the execution of this Subscription Agreement and on the date hereof, enter into that certain Agreement and Plan of Merger (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, inter alia, the Merger Sub will be merged with and into the Company, with the Company surviving as a subsidiary of the Issuer (the “Merger”), on the terms and subject to the conditions set forth therein (the Merger, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, prior to the Effective Time, the Issuer will domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and Article 206 of the Cayman Islands Companies Law (2018 Revision) (the “Domestication”), and in connection with the Domestication and the other transactions contemplated by the Merger Agreement, change its name to Symbotic Inc.. As part of the Domestication, each Class A ordinary share, par value $0.001 per share, of the Issuer (“Class A ordinary share”) shall convert into one share of common stock, par value $0.001 per share, of the Issuer (“Common Stock”); and

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer, following the Domestication and immediately prior to the consummation of the Merger, that number of (i) shares of Common Stock set forth on the signature page hereto (the “Shares”) for a purchase price of $10.00 per share (the “Per Share Price”) for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein.

WHEREAS, on or about the date of this Subscription Agreement, Issuer is entering into subscription agreements (the “Other Subscription Agreements”) with certain other investors (the “Other Subscribers”), severally and not jointly, pursuant to which such Other Subscribers have agreed to purchase, inclusive of the Shares, an aggregate amount of up to 20,500,000 shares of Common Stock on the closing date of the Transactions.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined herein), Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”).

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Shares to Subscriber, Subscriber hereby represents and warrants (for itself and for each account for which Subscriber is acquiring the Shares) to the Issuer and the Placement Agents (as defined below) and acknowledges, understands and agrees with the Issuer and the Placement Agents as follows:

2.1.1 Subscriber has been duly formed or incorporated and is validly existing in good standing (if such concept is applicable) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2 This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. Assuming the due authorization, execution and delivery of the same by the Issuer, this Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3 The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to prevent or delay Subscriber’s timely performance of its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4 Subscriber (i) is (a) an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (as amended, the “Securities Act”)), in each case, satisfying the applicable requirements set forth on Schedule I hereto and (b) an “institutional account” (as defined in FINRA Rule 4512(c)), (ii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the laws of any jurisdiction, and (iv) has provided the requested information on Schedule I hereto. Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

2.1.5 The Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and the Shares have not been registered under the Securities Act or the laws of any jurisdiction. Subscriber understands that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of the cases of the foregoing clauses (i) through (iii) of this Section 2.1.5, in accordance with any applicable securities laws of the states and other jurisdictions of the United States and any other applicable jurisdictions, and that any certificates or book entries representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Shares will be subject to the foregoing transfer restrictions and, as a result, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time, provided however, that the Subscriber shall be permitted to transfer, assign or sell all or a portion of the Shares to an affiliate (as such term is defined in Rule 144 promulgated under the Securities Act) of the Subscriber. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge, transfer or other disposition of any of the Shares. Subscriber acknowledges and agrees that the certificate or book-entry position representing the Shares will bear or reflect, as applicable, a legend substantially similar to the following:

“This security was originally issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and this security may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. The holder of this security agrees for the benefit of the issuer that (a) this security may be offered, resold, pledged or otherwise transferred, only (i) pursuant to any exemption from the registration requirements of the Securities Act, (ii) pursuant to an effective registration statement under the Securities Act, or (iii) to the issuer, in each of cases (i) through (iii) in accordance with any applicable securities laws of any state of the United States.”

2.1.6 Subscriber is purchasing the Shares directly from the Issuer. Subscriber acknowledges that no disclosure or offering document has been prepared by Goldman Sachs & Co., Deutsche Bank Securities Inc. or any of their respective Affiliates or any of the foregoing’s respective control persons, directors, officers or other employees, partners, agents or other representatives (collectively, the “Placement Agents”) in connection with the offer and sale of the Shares. There have been no representations, warranties, covenants or agreements made to Subscriber by or on behalf of the Issuer, the Company, the Placement Agents or any of their respective Affiliates or any control persons, directors, officers or other employees, partners, agents or other representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those of the Issuer expressly set forth in this Subscription Agreement in making its investment or decision to invest in the Issuer.

2.1.7 Certain information provided or made available to Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

2.1.8 None of the Placement Agents shall be liable to Subscriber (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with this Subscription Agreement and the transactions contemplated thereby.

2.1.9 The Placement Agents have made no independent investigation with respect to the Issuer, the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer or the Company.

2.1.10 Subscriber (i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the purchase of the Shares and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, Subscriber understands that the offering meets (a) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (b) the institutional customer exemption under FINRA Rule 2111(b).

2.1.11 Subscriber is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act.

2.1.12 Subscriber is able to fend for itself in the transactions contemplated herein; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

2.1.13 Subscriber’s acquisition and holding of the Shares will not constitute a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

2.1.14 In making its decision to purchase the Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided or made available by anyone other than the Issuer concerning the Issuer or the Shares or the offer and sale of the Shares. Subscriber acknowledges and agrees that Subscriber has received and has had an adequate opportunity to review the Merger Agreement, the documents provided to Subscriber in the electronic dataroom and such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Issuer, the Company and the Transactions. Subscriber has independently made its own assessment and decision to purchase the Shares and is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Shares. Subscriber acknowledges that it has carefully reviewed the documents provided and/or made available to Subscriber by the Issuer and the Company. Subscriber acknowledges that no statement or printed material which is contrary to the investor presentation provided to Subscriber has been made or given to Subscriber by or on behalf of the Issuer. Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers from the Issuer, and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber further acknowledges that the information provided and/or made available to Subscriber is preliminary and subject to change, and that any changes to such information, including any changes based on updated information or changes in terms of the Transaction, shall in no way affect Subscriber’s obligation to purchase the Shares hereunder.

2.1.15 Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber and the Issuer, the Company or a representative of the Issuer or the Company, or by means of contact from any of the Placement Agents in their capacity as such, and the Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer, the Company or a representative of the Issuer or the Company, or by contact between Subscriber and one or more Placement Agents in their capacity as such. Subscriber has a pre-existing substantive relationship (as interpreted in guidance from the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act) with the Issuer, the Company, any of their respective representatives or the Placement Agents. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) to its knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.16 Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Issuer’s filings with the Commission. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision and Subscriber has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares, the Transactions, the Merger Agreement, and the transactions contemplated hereby or thereby. Subscriber will not look to the Placement Agents for all or part of any such loss or losses Subscriber may suffer, is able to sustain a complete loss on its investment in the Shares.

2.1.17 Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that its purchase of such Shares (i) is fully consistent with its financial needs, objectives and condition and (ii) is a fit, proper and suitable investment for Subscriber notwithstanding the substantial risks inherent in investing in or holding the Shares, and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.18 Subscriber has not relied on any statements, representations, warranties or other information provided or made available by or on behalf of the Placement Agents concerning the Issuer, the Company, the Transactions, the Merger Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

2.1.19 Subscriber acknowledges that the Placement Agents in their capacity as such: (i) are each acting solely as the Issuer’s Placement Agent in connection with the Transactions and are not acting as underwriters or in any other capacity, except as otherwise set forth herein, and are not and shall not be construed as a fiduciary for Subscriber, the Company or any other person or entity in connection with the Transactions, (ii) have not made nor make any representation or warranty, express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transactions, (iii) will have no responsibility with respect to (a) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person or entity) of any thereof, or (b) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning, the Issuer, the Company or the Transactions, (iv) have not acted as Subscriber’s financial advisor or fiduciary in connection with the issue and purchase of Shares, (v) may have existing or future business relationships with the Issuer and the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares, and (vi) shall have no liability or obligation (including for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person or entity claiming through Subscriber, in respect of the purchase of Shares or the Transactions.

2.1.20 Subscriber acknowledges that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and Subscriber has not relied on any investigation that the Placement Agents or any person or entity acting on their behalf have conducted with respect to the Shares, the Issuer or the Company. Subscriber further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agents.

2.1.21 Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.22 Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.

2.1.23 If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that it has not relied on the Issuer or any of its Affiliates (the “Transaction Parties”) as the Plan’s fiduciary, or for investment advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares.

2.1.24 Subscriber is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.25 At the Closing, Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.1.

2.1.26 From and following the date of this Subscription Agreement through the Closing or earlier termination pursuant to the terms of Section 5, none of Subscriber, its controlled Affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled Affiliates or pursuant to any understanding with Subscriber or any of its controlled Affiliates will engage in any hedging or other transactions or arrangements (including any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by Subscriber or any other person or entity) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any securities of the Issuer prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of the Issuer, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided that, for the avoidance of doubt, this Section 2.1.26 shall not apply to (i) any sale (including the exercise of any redemption right) of securities of the Issuer (a) held by Subscriber, its controlled Affiliates or any person or entity acting on behalf of Subscriber or any of its controlled Affiliates prior to the execution of this Subscription Agreement or (b) purchased by Subscriber, its controlled Affiliates or any person or entity acting on behalf of Subscriber or any of its controlled Affiliates in open market transactions after the execution of this Subscription Agreement or (ii) ordinary course, non-speculative hedging transactions. Nothing in this Section 2.1.26 prohibits any other investment portfolios of Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in this transaction (including Subscriber’s controlled Affiliates and/or Affiliates) from entering into any short sales or engaging in other hedging transactions; provided that, neither Subscriber nor any of its Affiliates with such knowledge have directed or otherwise caused such investment portfolios or other Affiliates to become involved with, enter into, or engage in, short sales or other hedging transactions involving the Issuer.

2.1.27 Subscriber acknowledges and is aware that (i) Deutsche Bank Securities Inc. will receive deferred underwriting commissions as disclosed in the Issuer’s prospectus, dated March 8, 2021, upon the closing of the Transactions, (ii) Deutsche Bank Securities Inc. may have additional roles in connection with the Transactions, including Deutsche Bank Securities Inc.’s roles as a capital markets advisor and financial advisor to the Issuer, and (iii) Goldman Sachs & Co. LLC is acting as financial advisor to the Company in connection with the Transactions. Subscriber agrees and acknowledges that none of the Placement Agents shall have any liability to Subscriber, or any person or entity claiming through Subscriber, with respect to or resulting from, any Placement Agent acting in such additional roles as described in this Section 2.1.27.

2.1.28 Subscriber has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Issuer could become liable.

2.2 Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, the Issuer hereby represents, warrants and covenants to Subscriber and the Placement Agents and agrees with Subscriber and the Placement Agents as follows:

2.2.1 The Issuer has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands, with power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing, after giving effect to the Domestication, the Issuer will be duly organized and validly existing in good standing under the laws of Delaware, with power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2 The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s amended and restated certificate of incorporation, bylaws or under Delaware law.

2.2.3 This Subscription Agreement has been duly authorized, validly executed and delivered by the Issuer and, assuming the due authorization, execution and delivery of the same by Subscriber, is enforceable against Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.4 The execution, delivery and performance by the Issuer of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have a material adverse effect on the business, financial condition stockholders’ equity or results of operations of Issuer and its subsidiaries, taken as a whole, or affect the validity of the Shares or prevent or materially impair the legal authority of the Issuer or its ability to enter into and perform its obligations under this Subscription Agreement (an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.2.5 As of the date hereof, the authorized share capital of the Issuer consists of: (i) 200,000,000 Class A ordinary shares, par value $0.001 per share (“Existing Class A Shares”); (ii) 20,000,000 Class B ordinary shares, par value $0.001 per share (“Existing Class B Shares”); and (iii) 1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Shares”). As of the date hereof: (a) no Preferred Shares are issued and outstanding; (b) 28,960,000 Existing Class A Shares are issued and outstanding; and (c) 7,000,000 Existing Class B Shares are issued and outstanding. All issued and outstanding Existing Class A Shares and Existing Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. Except for the foregoing and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Documents, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Issuer any Existing Class A Shares, Existing Class B Shares or other equity interests in Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, Issuer has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are, as of the date hereof, no stockholder agreements, voting trusts or other agreements or understandings to which Issuer is a party or by which it is bound relating to the voting of any securities of Issuer, other than (1) as set forth in the SEC Documents and (2) as contemplated by the Transaction Agreement. There are no securities or instruments issued by or to which Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares, except that have not been or will not be validly waived on or prior to the Closing Date.

2.2.6 No registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber. The Shares (i) were not offered by a form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.7 The Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer with the Commission (the “SEC Documents”). Except as disclosed in the SEC Documents (including the Current Report on Form 8-K filed on November 30, 2021), none of the SEC Documents filed under the Securities Act or the Exchange Act, contained, when filed or, if amended , as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Issuer makes no such representation or warranty with respect to any information relating to the Company or any of its Affiliates included in any SEC Document or filed as an exhibit thereto. The Issuer has timely filed each form, report, statement, schedule, prospectus, proxy, registration statement, and other document that the Issuer was required to file with the Commission since its inception . There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.2.8 Other than the Other Subscription Agreements, the Merger Agreement and any other agreement contemplated by the Merger Agreement and except with respect to SoftBank Group Corp. or its Affiliates, Issuer has not entered into any side letter or similar agreement with any Other Subscriber or other investor in connection with such Other Subscriber’s or other investor’s direct or indirect investment in Issuer. The Other Subscription Agreements reflect the same Per Share Price as set forth in this Subscription Agreement and do not contain terms or conditions that are more advantageous to such Other Subscriber than the Subscriber hereunder (other than (i) any such agreement with SoftBank Group Corp. or its Affiliates, (ii) terms particular to the legal or regulatory requirements of such Other Subscriber or its Affiliates, related persons or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares or (iii) such terms which are administrative in nature).

2.2.9 The issued and outstanding Existing Class A Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Existing Class A Shares are, and the Shares will be, listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of Issuer, threatened against Issuer by Nasdaq or the Commission, respectively, to deregister the Existing Class A Shares or to prohibit or terminate the listing of the Existing Class A Shares, other than as contemplated by the Domestication. Issuer has taken no action that is designed to terminate the listing of the Existing Class A Shares on Nasdaq or the registration of the Existing Class A Shares under the Exchange Act, other than as contemplated by the Domestication. At or prior to Closing, the Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

2.2.10 Except for such matters as have not had or would not be reasonably expected to have, individually or in the aggregate, an Issuer Material Adverse Effect, there is no (i) investigation, action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Issuer, threatened against Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Issuer.

2.2.11 Other than Placement Agents (as defined herein), Issuer has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable.

2.2.12 Issuer is not, and immediately after receipt of payment for the Shares, will not be (i), an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or a company “controlled” by an “investment company” within the meaning of the Investment Company Act, and as such subject to registration as an “investment company” under the Investment Company Act or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act.

2.2.13 Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Issuer of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the Commission, (ii) filings required by applicable state securities laws, (iii) filings required in accordance with Section 7 of this Subscription Agreement; (iv) those required by Nasdaq, including with respect to obtaining approval of Issuer’s stockholders; and (vi) any filing, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.14 Issuer is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have an Issuer Material Adverse Effect. Issuer has not received any written communication from a governmental entity that alleges that Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have an Issuer Material Adverse Effect.

2.2.15 The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by the Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and the Subscriber effecting a pledge of Shares shall not be required to provide the Issuer with any notice thereof or otherwise make any delivery to the Issuer pursuant to this Subscription Agreement; provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge.

3. Settlement Date and Delivery.

3.1 Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the closing of the Merger (the “Closing Date”), and following the Domestication and immediately prior to the consummation of the Merger. Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least five (5) Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Transactions to be satisfied, Subscriber shall deliver to the Issuer within two (2) Business Days after receiving the Closing Notice, the Purchase Price, by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer in escrow until the Closing. At the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 3, the Issuer shall deliver to Subscriber the Shares in book entry form, in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Subscriber understands that, pursuant to the Domestication, the Shares that will be issued pursuant hereto shall be shares of common stock in a Delaware corporation.

3.2 Conditions to Closing of the Issuer. The Issuer’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of the following conditions:

3.2.1 Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

3.2.2 Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing.

3.2.3 Closing of the Transactions. The conditions set forth in Article VIII of the Merger Agreement shall have been satisfied (as determined by the parties to the Merger Agreement) or, to the extent permitted by applicable law, waived by the party entitled to the benefit thereof under the Merger Agreement (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Merger Agreement, provided that such conditions are capable of being satisfied at the closing of the Transactions), and the closing of the Transactions shall have been scheduled to occur substantially concurrently with the Closing.

3.2.4 Legality. No Governmental Entity or regulatory body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) or rule that is in effect and makes illegal or otherwise prohibits the consummation of the Subscription.

3.3 Conditions to Closing of Subscriber. Subscriber’s obligation to purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

3.3.1 Representations and Warranties Correct. The representations and warranties made by the Issuer in Section 2.2 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date), with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

3.3.2 Compliance with Covenants. The Issuer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Closing.

3.3.3 Closing of the Transactions. The conditions set forth in Article VIII of the Merger Agreement shall have been satisfied (as determined by the parties to the Merger Agreement) or, to the extent permitted by applicable Law, waived by the party entitled to the benefit thereof under the Merger Agreement (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Merger Agreement, provided that such conditions are capable of being satisfied at the closing of the Transactions), and the closing of the Transactions shall have been scheduled to occur substantially concurrently with the Closing.

3.3.4 Legality. No Governmental Entity or regulatory body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that is in effect and makes illegal or otherwise prohibits the consummation of the Subscription and no regulatory or Governmental Entity shall have instituted or threatened in writing a proceeding, action, suit, inquiry, arbitration, investigation or litigation seeking to impose any such injunction or prohibition, and no regulatory or governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prohibition.

3.3.5 Changes to Agreements. (i) No amendment or modification of, or waiver under, the Merger Agreement shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement without having received Subscriber’s prior written consent (it being understood that a waiver of the condition set forth in Section 8.3(f) of the Merger Agreement shall be deemed to materially and adversely affect the benefits Subscriber expects to receive, provided however such waiver will not require consent if the condition set forth in Section 8.3(f) of the Merger Agreement would be satisfied assuming the Subscriber funds its obligations pursuant to this Subscription Agreement); and (ii) no amendment, modification or waiver of one or more of the Other Subscription Agreements (including via side letter or other agreement) that materially economically benefits one or more Other Subscribers shall have occurred unless the Subscriber has been offered substantially the same benefits.

3.3.6 Nasdaq. No suspension by the Nasdaq of the qualification of the Shares for offering or sale or trading in the United States, or initiation or threatening of any proceedings by the Nasdaq for any of such purposes, shall have occurred and the Shares shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

4. Registration Statement.

4.1 The Issuer agrees that, within fifteen (15) Business Days after the consummation of the Transactions (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the 10th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that if the

Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations; provided, further, that the Issuer’s obligations to include the Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Shares as required by Commission rules for a Registration Statement or as shall be reasonably requested by the Issuer to effect the registration of the Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder, provided that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Shares to the Issuer (or its successor) upon request to assist the Issuer in making the determination described above. The Issuer may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after the Issuer becomes eligible to use such Form S-3. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted to be registered by the Commission. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, the Issuer shall amend such Registration Statement or file a new Registration Statement to register such additional Shares and cause such amendment or Registration Statement to become effective as promptly as practicable. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 4. For purposes of this Section 4, “Shares” shall mean, as of any date of determination, the Shares and any other equity security issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and shall include any person to whom the rights under this Section 4 shall have been duly assigned under Section 6.5.

4.2 In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense the Issuer shall:

4.2.1 except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following:

(i) Subscriber ceases to hold any Shares; (ii) the date all Shares held by Subscriber may be sold without restriction under Rule 144, including any volume and manner of sale restrictions which may be applicable to Affiliates under Rule 144, and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable); and (iii) two years from the Effectiveness Date of the Registration Statement;

4.2.2 advise Subscriber within five (5) Business Days:

(a) when a Registration Statement or any post-effective amendment thereto has been filed or has become effective;

(b) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(c) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

provided, however, notwithstanding anything to the contrary set forth in this Subscription Agreement, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, nonpublic information regarding the Issuer;

4.2.3 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.2.4 upon the occurrence of any event contemplated in Section 4.2.2(d), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.2.5 use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Common Stock is then listed;

4.2.6 if the Shares are either eligible to be sold (A) pursuant to an effective Registration Statement or (B) without restriction under, and without the Issuer being in compliance with the current public information requirements of, Rule 144, then at the Subscriber’s request, the Issuer shall use its commercially reasonable efforts to cause its transfer agent to remove any remaining restrictive legend set forth on such Shares within five (5) Business Days of a request by Subscriber. In connection therewith, if required by the Issuer’s transfer agent, the Issuer will promptly use its commercially reasonable efforts to cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such shares without any such legend; provided, that Subscriber shall promptly provide such representation letters as may be reasonably requested by the Issuer’s counsel or the Transfer Agent in support of such opinion;

4.2.7 for so long as Subscriber holds the Shares, Issuer will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the Subscriber to resell the Shares pursuant to Rule 144; and

4.2.8 use its commercially reasonable efforts to take all other steps necessary to effect the registration and sale of the Shares contemplated hereby.

4.3 Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than forty five (45) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (a) to the extent Subscriber is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (b) to copies stored electronically on archival servers as a result of automatic data back-up.

4.4 Subscriber may deliver written notice (including via email in accordance with this Subscription Agreement) (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 4; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least three (3) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 4.4) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) Business Day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

4.5 The Issuer shall, notwithstanding the termination of this Subscription Agreement, indemnify and hold harmless Subscriber (to the extent a seller under the Registration Statement), its control persons, directors, officers or other employees, partners, advisers and agents or other representatives, to the fullest extent permitted by applicable Law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder in connection with any sale pursuant to the Registration Statement.

4.6 Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Issuer, its control persons, directors, officers or other employees, partners, and agents or other representatives, to the fullest extent permitted by applicable Law, from and against all Losses as incurred that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein. In no event shall the liability of Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

4.7 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or any entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of the indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.8 If the indemnification provided under this Section 4 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 4 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.8 from any person or entity who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 4.8 shall be individual, not joint and several, and in no event shall the liability of Subscriber hereunder exceed the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

5. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, and (iii) July 10, 2022 if the Closing shall not have occurred on or before such date; provided, that such date shall be extended to September 8, 2022 if the Initial Outside Date (as defined in the Merger Agreement as of the date hereof) is extended pursuant to Section 9.2(a) of the Merger Agreement (as set forth in the Merger Agreement as of the date hereof); provided, further, that nothing herein will relieve any party from liability for any Willful Breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall as promptly as practicable notify Subscriber of the termination of the Merger Agreement after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 5, any monies paid by the Subscriber to the Issuer in connection herewith shall be promptly (and in any event within two (2) Business Days after such termination) returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transactions shall have been consummated.

6. Miscellaneous.

6.1 Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1 Subscriber acknowledges that the Issuer and, solely with respect to Section 2, Section 6 and Section 9 hereof, the Placement Agents, will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified as to materiality or Subscriber Material Adverse Effect, in which case Subscriber shall notify the Issuer and the Placement Agents if they are no longer accurate in any respect). Subscriber further acknowledges and agrees that each of the Placement Agents is a third-party beneficiary of Section 2, Section 6 and Section 9 hereof. Subscriber acknowledges and agrees that the purchase by Subscriber of Shares from the Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase.

6.1.2 Each of the Issuer, the Company, Subscriber and the Placement Agents are each entitled to rely upon this Subscription Agreement and are irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, with written notice provided to the other parties; provided, however, that the foregoing clause of this Section 6.1.2 shall not give the Issuer, the Company or the Placement Agents any rights other than those expressly set forth herein.

6.1.3 The Issuer may request from Subscriber such additional information as the Issuer may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information as may be reasonably requested to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Issuer agrees to keep such information provided by Subscriber confidential (except to the extent required to be disclosed by applicable law, including in connection with any filings required to be made with the Commission or Nasdaq, in which case, to the extent permitted by applicable law and commercially practicable, the Issuer shall provide prior written notice to Subscriber of such disclosure).

6.1.4 Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

6.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other automated message, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person or entity may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto; and

(ii) if to the Issuer, to:

Softbank Investment Advisors

Legal

1 Circle Star Way

San Carlos, CA 94070

Attn:       General Counsel

Email:     legal@softbank.com

with a required copy (which copy shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10023

Attn:         Jeffrey D. Marell;

                 David S. Huntington

Email:       jmarell@paulweiss.com;

        dhuntington@paulweiss.com

6.3 Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4 Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought; provided, that Section 2, Section 6.1.1, Section 6.1.2, this Section 6.4, Section 6.6.1, Section 6.6.2 and Section 9 of this Subscription Agreement may not be amended, modified, supplemented or waived in a manner that is material and adverse to the Placement Agents without the prior written consent of the Placement Agents.

6.5 Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than the Shares acquired hereunder, if any, and then only in accordance with this Subscription Agreement); provided, that, (i) for the avoidance of doubt, the completion of the Domestication shall not be deemed a transfer or assignment by the Issuer and (ii) upon written notice to the Issuer, Subscriber’s rights and obligations hereunder may be assigned to any Affiliate of Subscriber or, if Subscriber is an investment fund or account, any other investment fund or account managed by the same investment manager as Subscriber, without the prior written consent of the Issuer, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment. Any purported transfer or assignment in breach of this Section 6.5 shall be null and void ab initio. In the event of an assignment by Subscriber to an assignee pursuant to this Section 6.5, such Subscriber remains secondarily liable under this Subscription Agreement for the obligations of the assignee pursuant to this Subscription Agreement.

6.6 Benefit.

6.6.1 Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as set forth in Section 2, Section 4.4 through Section 4.7, Section 6.1.1, Section 6.1.2, Section 6.6.1, Section 6.6.2, Section 6.4 and Section 9, this Subscription Agreement shall not confer rights or remedies upon any person or entity other than the parties hereto and their respective successors and assigns, and the parties hereto acknowledge that such persons or entities so referenced are third-party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

6.6.2 For the avoidance of doubt, the Placement Agents are express third-party beneficiaries of this Subscription Agreement, including Subscriber’s and Issuer’s representations and warranties in Section 2 and the provisions of this Section 6 and Section 9.

6.7 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person or entity is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s or such entity’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.9 Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11 Remedies.

6.11.1 The parties hereto agree that the parties hereto would suffer irreparable damage if this Subscription Agreement is not performed or the Closing is not consummated in accordance with its specific terms or the Subscription Agreement is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that each of the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the Issuer to cause Subscriber and the right of the Subscriber to cause the Issuer to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.11.2 The parties hereto acknowledge and agree that this Section 6.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.11.3 In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby.

6.12 Survival of Representations and Warranties. All representations and warranties made by Subscriber shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Merger, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Merger and remain in full force and effect.

6.13 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14 Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof. Whenever the word “transfer” is used, it shall be deemed to be followed by the words “including, if applicable, pursuant to the division of a limited liability company, limited partnership or other entity.”

6.16 Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

7. Cleansing Statement; Disclosure.

7.1 The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K disclosing, to the extent not previously publicly disclosed, (i) any material non-public information provided by the Issuer or the Placement Agents, or their respective Affiliates, to the Subscriber and (ii) all material terms of the issuance and sale of the Shares and other transactions contemplated hereby and the Other Subscription Agreements executed and delivered at such time and the Transactions, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Issuer, the Placement Agents, or any of their respective Affiliates in connection with the transactions contemplated hereby.

7.2 Subscriber agrees to the publication and disclosure in (x) the Form 8-K filed by the Issuer with the Commission in connection with the execution and delivery of the Business Combination Agreement, the Proxy Statement or any other filing with the Commission pursuant to applicable securities laws, in each case, only to the extent required by the federal securities laws or the Commission or upon its prior written consent, and (y) any other documents or communications provided by the Issuer to any Governmental Authority or to securityholders of the Issuer, in each case, only to the extent required by applicable law or the Commission or any other Governmental Authority, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by the Issuer or the Subscriber, a copy of this Subscription Agreement; provided that, to the extent permitted by applicable law and feasible under the circumstances, the Issuer shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure under the foregoing clauses (x) and (y), and shall reasonably consult with Subscriber regarding such disclosure. Other than as set forth in the immediately preceding sentence, without Subscriber’s prior written consent, the Issuer will not publicly disclose the name of Subscriber or any of its Affiliates or investment advisers, other than to the Issuer’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential. Subscriber will promptly provide any information reasonably requested by the Issuer that is necessary for any regulatory application or filing to be made or approval required in connection with the Transactions (including filings with the Commission), to the extent readily available and, if such information is not already public, the Issuer agrees to keep such information confidential and disclose only such information as is required with respect to such filing.

8. Trust Account Waiver. Notwithstanding anything to the contrary set forth herein, Subscriber acknowledges that it has read the SVF Trust Agreement and understands that the Issuer has established the trust account described therein (the “Trust Account”) for the benefit of the Issuer’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. Subscriber further acknowledges and agrees that the Issuer’s sole assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders. Accordingly, for and in consideration of the Issuer entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and notwithstanding anything to the contrary in this Subscription Agreement, the Merger Agreement or the Transaction Documents, Subscriber (on behalf of itself and its Affiliates) hereby irrevocably waives any past, present or future claim of any kind against, and any right to access, the Trust Account (including any distributions therefrom), any trustee of the Trust Account or the Issuer to collect from the Trust Account (including any distributions therefrom) any monies that may be owed to it by the Issuer or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account (including any distributions therefrom) at any time, in connection with this Subscription Agreement (the “Released Claims”), including for any knowing and intentional material breach by any of the parties to this Subscription Agreement of any of its representations or warranties as set forth in this Subscription Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Subscription Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Subscription Agreement; provided, however, that nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including, but not limited to, any redemption right with respect to any such securities of the Issuer. Nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest in or claim (i) to assets held outside the Trust Account, for specific performance or other equitable relief, or (ii) to assets for funds that are released from the Trust Account and any assets that have been purchased or acquired with any such funds, or (iii) to funds held in the Trust Account by virtue of Subscriber’s record or beneficial ownership of shares of Common Stock of the Issuer acquired by any means other than pursuant to this Subscription Agreement. Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Issuer and its Affiliates to induce the Issuer to enter in this Subscription Agreement, and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber and each of its Affiliates under applicable Law. To the extent Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of the Released Claims, which proceeding seeks, in whole or in part, monetary relief against the Issuer or its Representatives, Subscriber hereby acknowledges and agrees that Subscriber’s sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber (or any person claiming on its behalf or in lieu of any of it) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Notwithstanding anything to the contrary in this Subscription Agreement, the Merger Agreement, or any Transaction Document, this Section 8 shall survive indefinitely, including the termination of this Subscription Agreement for any reason.

9. Non-Reliance and Exculpation. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including the Issuer, the Company, any of their respective Affiliates or, any control persons, directors, officers or other employees, partners, agents or other representatives of any of the foregoing, or the Placement Agents), other than the statements, representations and warranties of the Issuer expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber acknowledges and agrees that none of (i) any Other Subscriber (including its Affiliates or any control persons, directors, officers or other employees, partners, agents or other representatives), (ii) the Placement Agents, or (iii) any party to the Merger Agreement other than Issuer or any Non-Party Affiliate, shall have any liability or obligation to Subscriber, or any person or entity claiming through Subscriber, pursuant to, arising out of or relating to this Subscription Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares hereunder or with respect to any claim (whether in tort, contract or otherwise) for breach of this

Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, the Company, the Placement Agents or any Non-Party Affiliate concerning the Issuer, the Company, the Placement Agents, any of their controlled Affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future director, officer or other employee, partner, member, manager, direct or indirect equityholder or Affiliate of the Issuer, the Company, the Placement Agents or any of the Issuer’s, or the Company’s or the Placement Agents’ controlled Affiliates or any family member of the foregoing.

10. Several Obligations. The obligations of the Subscriber and each Other Subscriber are several and not joint, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Other Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscriber and any Other Subscriber as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

11. Tax Matters. Subscriber agrees to complete and return with this Subscription Agreement, and to update as necessary, an executed Internal Revenue Service (“IRS”) Form W-9 or W-8, as applicable. Subscriber further agrees that, in the event that (i) the information contained on such IRS Form W-9 or W-8 is no longer true and correct or (ii) upon reasonable request of the Issuer, Subscriber will provide a new IRS Form W-9 or W-8 to the Issuer.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

ISSUER:

SVF INVESTMENT CORP. 3

By:
Name:
Title:

Accepted and agreed this 12th day of December, 2021. SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: December 12, 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Shares subscribed for:

Aggregate Purchase Price: $______________

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice.